Exhibit 10.1

MUTUAL RELEASE AND SETTLEMENT AGREEMENT AND IRREVOCABLE ASSIGNMENT OF NOTE BALANCE PRINCIPAL ($10,000,000) AND ACCRUED INTEREST DATED 6/17/2019

This Mutual Release, Resolution and Irrevocable Note Assignment Agreement (“Agreement”) is entered into and effective as of the date the last party hereto executes this Agreement (the “Effective Date”), by and among GBT Technologies, Inc. (“The company”). Together with Pablo Bernabe Gonzalez – individual for the benefit of his family private trust (“Note Holder” and/or “Assignor” and/or “Pablo”), GBT TECHNOLOGIES, S.A., a Costa Rican corporation (“GBTCR”), IGOR 1 CORP owned by the Slava Trust and managed by The Private Trust Corporation Limited (Charlotte House, 2nd Floor, Charlotte Street Nassau, The Bahamas) (“Assignee” and/or IGOR1”).

I. RECITALS

This Agreement is made with reference to the following facts:

A.                 WHEREAS, The Company is a fully reporting publicly traded company traded on the Over the Counter (Pink Sheet) under the symbol GTCH and is registered with the Securities and Exchange Commission as an issuer of publicly traded securities.

B.                  WHEREAS, Pablo is the holder of a $10,000,000 Note (“Assignor Note”)issued by The Company as a consideration for the Company acquiring certain economic interest as fully detailed on Form 8-K on or about June 19, 2019, filed with the SEC: (https://www.sec.gov/Archives/edgar/data/1471781/000173112219000338/e1401-8k.htm) (“GBTCR Equity Investment”)

C.                  WHEREAS, The Company at December 31, 2019, the Company evaluated the carrying amount of this GBTCR equity investment (currently less than 20% per GBTCR further issuance of shares to other parties) and determined that this investment was fully impaired and as a result an impairment charge of $30,731,534 was taken. The carrying amount of this investment at March 31, 2021 and December 2020, was $0 and $0, respectively.

D.                WHEREAS, Due to stock split by The Company, the conversion feature of the Assignor Note is substantially not in the money which is a material changes in The Company’s risk profile, alleged defaults under the Assignor Note.

E.                   WHEREAS, The Company disclosed in its annual filing that Assignor and GBTCR trying to resolve their disputes, and Pablo emphasis his intention to file a Complaint where within the Complaint, he will jointly or individually allege claims for declaratory relief; failure to issue securities pursuant to NRS Chapter 104, Article 8 et seq.; concert of action; civil conspiracy; tortious interference of contractual relations; tortious interference of prospective economic advantage; breach of contract; breach of the implied covenant of good faith and fair dealing; unjust enrichment; fraudulent concealment; and appointment of receiver and injunction, (collectively, the “Pablos’ Claims”) against The Company; The company denied and continues to deny such allegations.

F.                   WHEREAS, the Parties without admission of liability desire to compromise and resolve fully and finally all disputes and controversies among them arising out of, or in any way relating to the Pablos’ Claims in Potential Action against The Company on the terms and conditions set forth herein. The Company denies any and all liability under the Pablos’ Claims and asserts that it has viable grounds to defend itself. Pablo and GBTCR assert that they have valid claims against The company and are entitled to legal damages as well as injunctive and other equitable relief, including the installation of a receiver over The Company’s business. Nonetheless, in order to avoid the costs of litigation, the Parties have agreed and determined that it is in each of their best interests to settle and resolve the claims and contentions at issue within the Action as set forth in this Litigation.

G.                  WHEREAS, the Parties now enter this Agreement, based on the material terms expressed within the Interim Agreement, to resolve their disputes as follows.

II. AGREEMENT

For good and valuable consideration, receipt of which is mutually acknowledged, the Parties, intending to be legally bound by this Agreement, agree as follows:

1.                   Adoption of Recitals. The recitals set forth above are adopted as part of the agreement of the Parties, and the facts set forth therein are acknowledged and agreed to be true and correct.

2.                   Assignor Note – Balance and Terms

2.1             As of the March 31, 2021 The Company acknowledged that the Assignor Note balance is $11,75,068.49 based on its original terms since issuance (June 17, 2019) to March 31, 2021 including interest per the Note Holder’s term, even though the Assignor Note is in default by the Company. As of the Effective Date, The Company agrees to (i) Extend The Assignor Note maturity to December 31, 2022 (ii) amend the Assignor Note terms to include a modified conversion feature to the Assignor Note and all Accrued Interests as followings:

2.1.1 Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the Effective, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections hereof.

2.1.2 Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 85% multiplied by the Market Price (as defined herein) (representing a discount rate of 15%). “Market Price” means the lowest one (1) Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

2.2               The Company may, in its sole and exclusive discretion, pay in cash to Note Holder and/or its designee the amount necessary to realize the outstanding amount due of the Payment after subtracting (a) all converted amounts from the prior conversions into shares of by Pablo and/or its designee or assignee, and (b) the value of all unsold Transferred Shares held by Pablo and/or its designee, at the time of The Company’s payment. The Company may make this prepayment of the outstanding balance due on the Payment at any time and without penalty.

3.                   Reserved Shares. As of the Effective Date None shares been reserved for this Agreement. The Company agree to instruct its transfer agent to reserve 1,000,000,000 (one Billion common shares) common shares toward collateral of this Agreement in satisfaction of the obligations created hereunder.

4.                   Irrevocable Assignment Of the Assignor Note

For valuable consideration that been paid or committed to pay to Assignor by Assignee, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows: Assignor hereby irrevocably assigns, conveys and otherwise transfers to Assignee, and its respective heirs, successors and assigns, all right, title and interest of the Assignor Note in accrued credit balances of $11,075,068.49 as of March 31, 2021 (and keep accruing interest at 6% annually per the Assignor Note original terms); Assignor warrants that (i) there have been no prior assignments of the Assignor Note by Assignor to any person or entity whatsoever, (ii), and as of the date hereof, Assignor is in full compliance with all the terms and conditions of the Assignor Note; This Assignment shall be binding upon and be enforceable against Assignor and Company and their successors and assigns and shall inure to the benefit of and be enforceable by Assignee and its heirs, successors and assigns; and

Assignor agree to take all actions and execute any and all documents as may be requested by Assignee, from time to time, to fully vest in Assignee, all rights, title and interests worldwide in and to the Assignor Note if needed.

5.                   Material Reliance. The Company acknowledges that Pablo and IGOR1 are relying upon the terms of this Agreement and shall be structuring and planning their ongoing business in reliance upon the issuances of shares contemplated herein, as such, the Parties agree that any default of this Agreement by The Company or delay in the issuance of shares and contemplated herein will cause Pablo and IGOR1 to incur substantial economic damages and losses of types and in amounts which are impossible to compute and ascertain with certainty as a basis for recovery of actual damages, and that liquidated damages represent a fair, reasonable and appropriate estimate thereof. Accordingly, in lieu of actual damages for any such default or delay, The Company agrees that liquidated damages may be assessed and recovered against The Company in the event of delay or default hereunder, and without Pablo and/or IGOR1 being required to present any evidence of the amount or character of the actual damages sustained by reason thereof, in the amount of Twenty Thousand Dollars ($20,000) for each calendar day The Company is delayed in its performance of its obligations hereunder or is in default of this Agreement. Notwithstanding anything contained herein, Pablo and/or IGOR1 shall provide The Company with written notice and four (4) business days opportunity to cure prior to imposing any liquidated damages provided in this Section.

6.                   Releases.

6.1              Pablo and GBTCR Releases. As consideration for this Agreement and as of the Effective Date, Pablo TOGETHER with GBTCR, their successors, heirs, and assigns, and all representatives, agents, and attorneys of the foregoing, do hereby release, waive, relinquish, disavow and forever discharges The Company and all of its respective successors, heirs, and assigns, and all employees, representatives, agents, vendors, and attorneys of the foregoing (collectively, the “GBT Released Parties”), of and from any and all claims, actions, or causes of action (including, without limitation, any claims for contract or tort damages, punitive damages, misrepresentation, violation of any law, statute, or administrative regulation, contribution, apportionment, equitable indemnity, express and/or contractual indemnity, unasserted claims, counter claims, or cross claims, and any other damages or loss or other form of relief), debts, demands, payments, rights, obligations, loss, judgments, awards, attorneys’ fees, costs, interests, damages, lawsuits, liabilities, claims for reimbursement for costs or expenses, offsets, counterclaims, and defenses to collection or enforcement, benefits and causes of action of whatever kind, nature or character, known or unknown, suspected, fixed or contingent, past, present, or future, in law or in equity, related only to Pablo AND GBTCR Claims in any Action against The Company. Notwithstanding the foregoing, this release will not be applicable to the obligations contained in this Agreement.

6.2               The Company’s Releases. As further consideration for this Agreement and as of the Effective Date, The Company, on behalf of its and its successors, heirs, and assigns, and all employees, representatives, agents, and attorneys of the foregoing, do hereby release, waive, relinquish, disavow and forever discharge Pablo, GBTCR and all of their successors, heirs, and assigns, and all employees, representatives, agents, vendors, and attorneys of the foregoing (collectively, the “Pablo/GBTCRs’ Released Parties”), of and from any and all claims, actions, or causes of action (including, without limitation, any claims for contract or tort damages, punitive damages, misrepresentation, violation of any law, statute, or administrative regulation, contribution, apportionment, equitable indemnity, express and/or contractual indemnity, unasserted claims, counter claims, or cross claims, and any other damages or loss or other form of relief), debts, demands, payments, rights, obligations, loss, judgments, awards, attorneys’ fees, costs, interests, damages, lawsuits, liabilities, claims for reimbursement for costs or expenses, offsets, counterclaims, and defenses to collection or enforcement, benefits and causes of action of whatever kind, nature or character, known or unknown, suspected, fixed or contingent, past, present, or future, in law or in equity, related to Pablo/BGTCR’s Claims in any Action against The Company. Notwithstanding the foregoing, this release will not be applicable to the obligations contained in this Agreement.

7.                   No Admission of Liability. This Agreement is intended as a compromise of claims and shall be privileged as such a compromise to the maximum extent permitted by law. The Parties execute this Agreement with the express intention that this Agreement is not intended and shall not be construed as an admission of liability by any such Party.

8.                   Mutual Representations and Warranties. The Parties, and each of them, represent, warrant to, and agree with each other as follows:

8.1              Each Party has received or have had the opportunity to receive independent legal advice from attorneys of his or her choice with respect to the advisability of making the settlement and release provided herein, and with respect to the advisability of executing this Agreement.

8.2                Except as expressly stated in this Agreement, no Party has made any statement or representation to any other Party regarding any fact relied upon by any other Party in entering into this Agreement, and each Party specifically does not rely upon any statement, representation, or promise of any other Party in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.

8.3             Each Party has made such investigation of the facts pertaining to this settlement and this Agreement, and all the matters pertaining thereto, as each Party deems necessary.

8.4               The terms of this Agreement are contractual, not a mere recital, and are the result of negotiation among all the Parties.

8.5               This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed freely by, each Person executing this Agreement on behalf of a Party; and each Person executing this Agreement on behalf of a Party in a representative capacity is empowered to do so.

8.6              This Agreement has been drafted by both Parties and is to be construed neutrally and not for or against any Party.

8.7             Each Party agrees that such Party will not take any action which would interfere with the performance of this Agreement by any of the Parties or which would adversely affect any of the rights provided for herein.

9.                   Individual Representations and Warranties. One or more Parties to this Agreement make further and specific representations and warranties that are true and correct as of the Effective Date and shall remain true and correct until the time of performance contemplated under this Agreement is completed, unless otherwise specified below:

9.1                The Company’s Representations and Warranties.

9.1.1           As of the Effective Date, The Company will increase/create the Reserved Shares held by its transfer agent for the benefit of Assignee and/or its designee to the Increased Reserved Share Quantity.

9.1.2           The Company’s Reserved Shares shall be used for the purposes of transferring Monthly Transferred Shares to Assignee and/or its designee as contemplated within this Agreement and its subparts hereof.

9.1.3           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

9.1.4           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise to carry out its obligations hereunder and thereunder. This Agreement have been duly and validly authorized, executed and delivered on behalf of The Company and shall constitute the legal, valid and binding obligations of The Company enforceable against The Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by The Company of this Agreement and the consummation by The Company of the transactions contemplated hereby and thereby will not: (a) conflict with or violate any provision of The Company’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents; (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of The Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation of (with or without notice, lapse of time or both), any agreement, credit facility, debt, indenture or other instrument to which The Company or any of its Subsidiaries is a party or by which any property or asset of The Company or any of its Subsidiaries is bound or affected; or (c) result in a violation of any law, rule, regulation, order, judgment, decree or other restriction of any court or governmental authority (including federal and state securities or “blue sky” laws) applicable to The Company or any of its Subsidiaries or by which any property or asset of The Company or any of its Subsidiaries is bound or affected.

9.1.5           The Converted Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, upon receipt of a legal opinion indicating the same, will be free trading without encumbrances and duly and validly issued, fully paid and non-assessable.

9.1.6           The Company has filed all reports, schedules, forms, statements and other documents required to be filed by The Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of The Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of The Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

9.1.7           Neither The Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the shares of The Company common stock referenced within this Agreement.

9.2                Pablo, GBTCR and IGOR1’s (“PGI”) Representations and Warranties and Covenants.

9.2.1         PGI has the power and authority to bind its designee as necessary to make the representations and warranties contemplated under this Agreement for and on behalf of its designee

9.2.2         PGI and/or its designee shall trade or sell Converted Shares using prudent trading strategies, as determined in the sole and exclusive discretion of PGI and/or its designee, so as to minimize any adverse effect on The Company’s share price; these trading strategies may include, but are not limited to, the use of variable methods for trading The Company’s common stock shares so that any such trading is not predictable by competitors and trading algorithms.

9.2.3           PGI and/or its designee covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with him will execute any Short Sales of The company’s shares of common stock or hedging transaction, which establishes a net short position with respect to The Company’s common stock during the period commencing with the execution of this Agreement and ending upon pay-off.

9.2.4           This Agreement has been duly and validly authorized, executed and delivered on behalf of PGI and/or its designee and shall constitute the legal, valid and binding obligation of PGI and/or its designee enforceable against PGI and/or its designee in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by PGI and/or its designee of this Agreement and the consummation by PGI and/or its designee of the transactions contemplated hereby and thereby will not: (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which PGI and/or its designee is a party or by which it is bound; or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to PGI and/or its designee.

9.2.5           PGI and/or its designee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. PGI and/or its designee can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares of The Company common stock referenced herein.

9.2.6           PGI and/or its designee understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

10.               Modification and Counterpart Copies. This Agreement may only be changed or modified by a written instrument executed by all the Parties, and any oral modification hereof shall be ineffective until reduced to such a writing. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any Party, except as specifically set forth in this Agreement. All prior discussion and negotiations have been and are merged and integrated into, and are superseded by, this Agreement. So long as both Parties execute this Agreement, a copy of this Agreement, whether signed by one Party or both parties, shall have the same force, effect, and validity as an original Agreement executed by both Parties.

11.                Attorneys’ Fees. Each Party shall bear its own attorney’s fees and costs related to the resolution of the Action, the negotiation and drafting of the Agreement, and any other matters related to the settlement contemplated within and memorialized by this Agreement. Notwithstanding the foregoing, in the event suit is brought or an attorney is retained by any Party to this Agreement to enforce its terms, or to collect any damages due for breach hereof, each Party shall be solely and exclusively responsible for its own attorneys’ fees, court costs, costs of investigation, and other related expenses incurred in connection therewith. The Parties acknowledge and agree that each Party shall bear their own attorney fees, court costs, and other expenses that pertain in any way to the Dispute, the matters released above, and/or the negotiations for and the drafting of this Agreement.

12.                Caption and Titles. The captions and titles contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

13.                Construction of Agreement. Each of the Parties has read and agreed to the terms of the Agreement after consulting with counsel, and the language of this Agreement shall, therefore, not be presumptively construed either in favor of or against any of the Parties.

14.                Governing Law and Forum. This Agreement shall be construed under, governed, and enforced in all respects, including interpretation, by the substantive laws of the State of Nevada without regard to Nevada’s choice-of-law provisions. In the event any Party seeks to enforce this Agreement or assert a claim for breach, each of the Parties hereby expressly consents to the exclusive jurisdiction of federal and state courts sitting in Clark County, Nevada to enforce the terms of this Agreement and to remedy any violation thereof, and the Parties consent to personal jurisdiction in such courts and waive any objection based on personal jurisdiction grounds or the doctrine of forum non conveniens.

15.                Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective agents, attorneys, executors, guardians, companies and Affiliates, partners, members, managers, officers, employees, heirs, successors, and assigns.

16.                Assignment. Upon written notice to The Company, IGOR1 may assign its rights to receive Converted Shares hereunder without The Company’s consent, provided that such assignee shall sign consent to limit its trading consistent with the terms of this Agreement and be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, in which event such assignee shall be deemed to stand in the place of IGOR1 with respect to such specific assigned rights and have made and affirmed the representations contained within this agreement.

17.                Relationship of Parties. Nothing in this Agreement shall be deemed or construed to constitute or create any agency, partnership, or affiliation agreement among or between any of the Parties; no Party shall have any power to obligate or bind the other Party in any manner whatsoever.

18.                Purpose and Effect of Agreement. This Agreement is being entered into in compromise and resolution of claims, and nothing contained herein shall be deemed or construed to be an admission or acknowledgment of liability.

19.                Waiver. No waiver by either Party of a breach or a default hereunder shall be deemed a waiver of a subsequent breach or default of a like or similar nature.

20.                Currency. All statements of monetary value expressed within this Agreement shall be in United States Dollars unless otherwise specified.

21.                Severability. If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement.

22.                Definitions. For the purposes of this Agreement, the capitalized terms uses herein not previously defined shall have the following meanings:

22.1            “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

22.2            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

22.3            “Securities Act” means the Securities Act of 1933, as amended.

22.4            “Short Sale” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

22.5            “Trading Day” means, as applicable, (a) with respect to all price or trading volume determinations relating to The Company’s common stock, any day on which such stock is traded on the OTC market or such other market where The Company’s shares of common stock may be traded, or, if the OTC market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which The Company’s shares of common stock are then traded, provided that “Trading Day” shall not include any day on which The Company’s common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that The Company’s common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (b) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

Signature page follows.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement to be effective as of the Effective Date.

GBT TTECHNOLOGIES, INC

By:	Mansour Khatib, Chief Executive Officer	Date

PABLO BERNABE GONZALEZ

By:	Pablo Bernabe Gonzalez	Date

GBT TECHNOLOGIES S.A. (A Costan Rica Corporation)

By:	Salomon Ocon, Chief Executive Officer	Date

IGOR 1 CORP. (A Bahamian Corporation)

By:	Gary Shirinyan, Chief Executive Officer	Date